Exhibit 99.1

New Energy Systems Group Reports First Quarter 2012 Financial Results

Conference Call Scheduled for 9:00 am ET on Friday, May 18th

•	Anytone consumer products revenues of $3.0 million
•	Generated $0.3 million in cash from operations

SHENZHEN, China, May 16, 2012 /PRNewswire-Asia-FirstCall/ -- New Energy Systems Group (NYSE Amex: NEWN) ("New Energy" or the "Company"), a vertically integrated original design manufacturer and distributor of Anytone® and MeePower® braned consumer backup power systems for mobile devices and solar panels and related solar application products to service municipal power applications, today announced financial results for the first quarter ended March 31, 2012.

Mr. Jack Yu, Chairman of New Energy stated, “We took additional actions we deemed necessary to make New Energy more focused and efficient. Since we divested our battery components business in the fourth quarter of last year, we have focused all of our efforts on growing the consumer products and solar businesses. This comprehensive transformation includes developing new products, expanding our distribution channels and consolidating our fixed overhead. While this will take several quarters to gain traction, we believe this is the right strategy to pursue in order to maximize shareholder value.”

For the Three Months Ended March 31,
	2012	2011	CHANGE
Net Sales	$5.0 million	$12.5 million	-60%
Gross Profit	$0.2 million	$5.3 million	-96%
Net Income (Loss) from Continued Operations	-$1.7 million	$2.6 million	N/A
Adjusted Net Income (Loss)* from Continued Operations	-$1.0 million	$3.3 million	N/A
GAAP EPS (Diluted) from Continued Operations	-$0.11	$0.18	N/A
Adjusted EPS (Diluted)* from Continued Operations	-$0.07	$0.23	N/A

*Adjusted net income and adjusted EPS exclude $0.2 million of non-cash stock-based compensation expenses  and 0.5 million of amortization expenses during Q1 2012 and Q1 2011, respectively.  Fully dilued shares on March 31, 2012 were 14.6 million versus 14.6 million on March 31,2011.

Revenues declined 60% year-over-year to $5 million due to lower demand for batteries in China and price reductions as a result of competitive pricing pressures. Solar panel and related solar product sales were down 65% to $2 million due to the downturn pressure of the entire solar market and the formal market competition.

Anytone® consumer products division sold 306,380 units in the first quarter of 2012, down 50% from the same period last year. Anytone introduced three new products during the quarter, including products for Apple and Andorid series devices.

Gross profit in the first quarter of 2012 was $0.2 million compared to $5.3 million, a 96% decrease compared to  the same period last year.  Consolidated gross margin fell to 4% from 43% in the first quarter of  2011 as a result of higher raw materials costs and a significant decrease in production and sales volumes.

Operating expenses for the three months ended March 31, 2012 were $2.1 million representing  approximately 42% of sales compared to $1.7 million and 14% of sales in the same period last year. The increase was primarily a result of higher labor costs and marketing expenses.

The Company incurred $0.2 million of non-cash stock-based compensation expenses and 0.5 million amortization expenses during the first three months of 2012 and 2011. Excluding these expenses, operating loss was $1.0 million for the first quarter of 2012.

Net income from continuing operations was a net loss of $1.7 million compared to net income of $2.6 million in the first quarter of 2011.  GAAP net loss per share were was $0.11 compared to earnings per share of $0.18 in the first quarter of 2012 and 2011, respectively. Non-GAAP adjusted net loss and net loss per share were $1.0 million and $0.07, respectively, in the first three months of 2012.

Balance Sheet and Cash Flow Summary

As of March 31, 2012, cash and equivalents of the Company stood at $8.5 million, up from $4.5 million as of December 31, 2011. Working capital was approximately $23.4 million at March 31, 2012; accounts receivable was $5.6 million, compared to $6.6 million as of December 31, 2011.  New Energy generated $0.3 million of cash flow from operations during the three months ended March 31, 2012 versus $3.6 million in the same period a year ago.

Business Update:

Effective on January 13, 2012, Kim Fai’s business, including all the assets and liabilities, has been transferred into Shenzhen Anytone to maximize operations efficiency and save cost.  All of Kim Fai’s products will be sold under “Anytone” brand name.

Anytone signed an agreement with New Trent Corporation (“New Trent”) to begin selling products in the U.S. starting in the second quarter of 2012. The agreement will initially focus on Anytone’s mobile power products. The two parties expect this agreement to generate at least $1 million in sales during the first full year.

On March 6, 2012, the Company launched two online stores in China. Consumers nationwide are now able to purchase Anytone’s mobile power devices and accessories for their laptops, mobile phones and tablets through www.taobao.com and www.paipai.com. The online expansion is a part of Anytone’s strategic efforts to expand into the retail segment.

Conference Call

To attend the call, please use the dial-in information below.  When prompted, ask for the “New Energy  Call ” and/or be prepared to provide the conference ID.

Date:	May 18th, 2012
Time:	9:00 a.m. Eastern Time, US.
Conference Line Dial-In (U.S.):	1-877-317-6776
International Dial-In:	1-412-317-6776
Conference ID:	10014483 “New Energy”
Webcast link:	http://webcast.mzvaluemonitor.com/Home/Login/1738279b-58f5-4125-9cdb-3fd6672e9090

Please dial in at least 10 minutes before the call to ensure timely participation. A playback will be available through May 27, 2012. To listen, please call 1-877-870-5176 within the United States or 1-858-384-5517 if calling internationally. Utilize the pass code 4440646 for the replay.

About New Energy Systems Group

New Energy Systems Group is a vertically integrated original design manufacturer and distributor of lithium ion batteries and backup power systems for mobile phones, laptops, digital cameras, MP3s and a variety of other portable electronics. The company's end-user consumer products are sold under the Anytone® brand in China, and the company has begun expanding its international sales efforts. The fast pace of new mobile device introductions in China combined with a growing middle class make it fertile ground for New Energy's end-user consumer products, as well as its high powered, light weight lithium ion batteries. In addition to historically strong organic growth, New Energy is expected to benefit from economies of scale, broader distribution, and higher production capacity and higher profit margins. Additional information about the company is available at: www.newenergysystemsgroup.com.

Forward Looking Statements

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary and affiliated companies. These forward looking statements are often identified by the use of forward-looking terminology such as "believes,” “expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

For more information, please contact:

COMPANY

New Energy Systems Group
Ken Lin, VP of Investor Relations
Tel:   +1-917-573-0302
Email: klin1330@hotmail.com

INVESTOR RELATIONS

John Mattio, SVP
HC International, Inc.
Tel: US +1-212-301-7130
Email: john.mattio@mzgroup.us
Web: http://www.mz-ir.com

NEW ENERGY SYSTEMS GROUP AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
	March 31, 2012 (Unaudited)	December 31, 2011

Current assets
Cash and equivalents	$8,540,268	$4,528,731
Accounts receivable	5,644,163	6,614,814
Inventory	829,823	1,661,515
Prepayments	324,631	554,375
Other receivables	9,802,811	14,121,556
Taxes receivable	251,930	217,106
Due from shareholders	284,636	284,337
Prepaid expense	100,000	-
Deferred compensation	683,838	686,979

Total current assets	26,462,100	28,669,413

Noncurrent assets
Property and equipment	196,959	208,271
Deferred compensation - noncurrent	254,742	423,493
Goodwill	39,888,807	39,888,807
Intangible assets, net	10,533,645	11,051,910

Total noncurrent assets	50,874,153	51,572,481

Total assets	$77,336,253	$80,241,894

Current liabilities
Accounts payable	$1,991,134	$2,837,889
Accrued expenses and other payables	996,981	818,452
Taxes payable	121,112	21,103
Loans payable to related parties	-	571,347

Total current liabilities	3,109,227	4,248,791

Deferred tax liability	2,635,005	2,764,571

Total Liabilities	5,744,232	7,013,362

Commitments and Contingencies

Stockholders' equity
Preferred stock, $.001 par value, 60,000,000 shares authorized, 0 shares issued and outstanding	-	-
Common stock, $.001 par value, 140,000,000 shares authorized, 14,571,731 shares issued and outstanding	14,571	14,571
Additional paid in capital	74,261,543	74,255,585
Statutory reserves	2,410,573	2,410,573
Other comprehensive income	3,301,907	3,292,074
Accumulated deficit	(8,396,573)	(6,744,271)

Total stockholders' equity	71,592,021	73,228,532

Total liabilities and stockholders' equity	$77,336,253	$80,241,894

NEW ENERGY SYSTEMS GROUP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	Three Months Ended March 31,
	2012	2011
	(Unaudited)

NET SALES
Battery	$2,996,861	$6,968,898
Solar panel	1,958,404	5,514,918
Total revenue	4,955,265	12,483,816

COST OF SALES
Battery	2,875,569	3,279,195
Solar panel	1,862,693	3,876,878
Total cost of sales	4,738,262	7,156,073

GROSS PROFIT	217,003	5,327,743

OPERATING EXPENSE
Selling	395,355	321,863
General and administrative	1,665,598	1,382,432
Total operating expenses	2,060,953	1,704,295

INCOME (LOSS) FROM OPERATIONS	(1,843,950)	3,623,448

OTHER INCOME (EXPENSES)
Other expense (income)	(259)	2,614
Interest income	7,178	1,275
Total other income, net	6,919	3,889

INCOME (LOSS) BEFORE INCOME TAXES	(1,837,031)	3,627,337

INCOME TAX BENEFIT (EXPENSE)	184,729	(987,101)

INCOME (LOSS) FROM CONTINUED OPERATIONS	(1,652,302)	2,640,236
INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX	-	2,820,319

NET INCOME (LOSS)	(1,652,302)	5,460,555

OTHER COMPREHENSIVE INCOME
Foreign currency translation	9,833	114,851

COMPREHENSIVE INCOME (LOSS)	$(1,642,469)	$5,575,406

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	14,571,731	14,286,511
Diluted	14,571,731	14,558,566

NET INCOME (LOSS) PER SHARE FROM CONTINUING OPERATIONS
Basic	$(0.11)	$0.18
Diluted	$(0.11)	$0.18

NET INCOME (LOSS) PER SHARE FROM DISCONTINUING OPERATIONS
Basic	$-	$0.20
Diluted	$-	$0.19

NET INCOME (LOSS) PER SHARE
Basic	$(0.11)	$0.38
Diluted	$(0.11)	$0.37

NEW ENERGY SYSTEMS GROUP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
	2012	2011
	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(1,652,302)	$5,460,555
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Depreciation and amortization	529,770	768,370
Changes in deferred taxes	(129,566)	(167,641)
Deferred stock compensation	171,892	168,750
Stock options and warrant expense	5,958	10,071
(Increase) / decrease in current assets:
Accounts receivable	1,124,971	(5,840,687)
Inventory	831,703	(2,341,718)
Prepaid expenses, deposits and other receivables	129,846	790
Increase/(decrease) in current liabilities:
Accounts payable	(997,380)	4,325,793
Accrued expenses and other payables	178,374	61,580
Taxes payable	65,256	1,131,689

NET CASH PROVIDED BY OPERATING ACTIVITIES	258,522	3,577,552

CASH FLOWS FROM INVESTING ACTIVITIES
Cash of disposed subsidiaries	3,739,666	-
Acquisition of property and equipment	-	(12,456)

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	3,739,666	(12,456)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of acquisition liability for subsidiaries	-	(6,714,060)
Cash proceeds from warrant exercise	-	87,500

NET CASH USED IN FINANCING ACTIVITIES	-	(6,626,560)

EFFECT OF EXCHANGE RATE CHANGE ON CASH AND EQUIVALENTS	13,349	118,251

NET INCREASE (DECREASE) IN CASH AND EQUIVALENTS	4,011,537	(2,943,213)

CASH AND EQUIVALENTS, BEGINNING OF PERIOD	4,528,731	13,065,008

CASH AND EQUIVALENTS, END OF PERIOD	$8,540,268	$10,121,795

SUPPLEMENTAL DISCLOSURES:
Cash paid during the period for:
Income taxes	$-	$1,396,883
Interest	$-	$-